ASML

ASML Holding N.V.
De Run 6501
5504 DR Veldhoven
PO Box 324
5500 AH Veldhoven
The Netherlands

Phone +31 40 268 6762
Fax +31 40 268 4888
remco.van.der.veer@asml.com
www.asml.com

Trade Register 17085815
Eindhoven, The Netherlands

United States Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549 United States of America

Date	June 29th, 2005
Reference	1_6_1_14
Subject	Form S-8

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) of ASML Holding N.V., a Netherlands corporation (the “Company”), filed on or about June 30th, 2005 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to up to 1,216,500 ordinary shares, nominal value of €0.02 per share, of ASML Holding N.V. (the “Ordinary Shares”), issuable under the ASML Option Plan for Management of ASML Holding Group Companies in the United States of America and the ASML Option Plan for Employees of ASML Holding Group Companies in the United States of America (each, a “Plan”).

I have examined and am familiar with (i) the Company’s Articles of Association, as amended and (ii) the corporate proceedings relating to the Registration Statement. Upon the basis of the foregoing, and having satisfied myself as to such other matters of law and fact as I consider relevant for the purposes of this opinion, I advise you that, in my opinion, upon issuance in accordance with the terms and conditions of the applicable Plan, the Ordinary Shares will have been legally issued, fully paid and non-assessable.

I express no opinion herein, on or with respect to, any law other than the laws of The Netherlands and I express no opinion on, or with respect to, the laws of the United States, any state thereof or any other laws, statutes, regulations or ordinances.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to me therein. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours /s/ Robert F. Roelofs Robert F. Roelofs General Counsel